Exhibit 21.1

List of Subsidiaries of TerrAscend Corp.

Subsidiary	State or Other Jurisdiction of Incorporation or Organization
TerrAscend Canada Inc.	Ontario
2627685 Ontario Inc.	Ontario
2671983 Ontario Inc.	Ontario
2765533 Ontario Inc.	Ontario
2668420 Ontario Inc.	Ontario
2151924 Alberta Ltd.	Alberta
TerrAscend Growth Corp.	Ontario
Cookies Retail Canada Corp.	Canada
BTHHM Berkeley, LLC	California
V Products, LLC	California
ABI SF LLC	California
RHMT, LLC	California
Deep Thought LLC	California
Howard Street Partners, LLC	California
TerrAscend USA, Inc.	Delaware
TerrAscend America, Inc.	Delaware
Arise Bioscience, Inc.	Delaware
WDB Holding PA, Inc.	Delaware
WDB Holding CA, Inc.	Delaware
WDB Holding MI, Inc.	Delaware
WDB Holding OH, Inc.	Delaware
Well and Good, Inc.	Delaware
HMS Hagerstown, LLC	Delaware
IHC Management LLC	Delaware
PA Store 299 LLC	Delaware
TerrAscend USA Services, LLC	Delaware
Well and Good 2, Inc.	Delaware
WDB Holding GA Inc.	Georgia
Aspire Medical Partners, LLC	Georgia
TER Holding MD, Inc.	Maryland
Derby1, LLC	Maryland
Hempaid, LLC	Maryland
Blue Ridge Wellness, LLC	Maryland
Herbiculture, Inc.	Maryland
WDB Holding MD, Inc.	Maryland
HMS Health, LLC	Maryland
HMS Processing LLC	Maryland
Moose Curve Holdings, LLC	Maryland
Allegany Medical Marijuana Dispensary LLC	Maryland
Allegany CBD Wellness Shop Incorporated	Maryland
AEY Capital LLC	Michigan
3 State Park LLC	Michigan
Pure Releaf SP Drive, LLC	Michigan
KISA Enterprises MI Inc.	Michigan
RKD Ventures, LLC	Michigan
AEY Holdings, LLC	Michigan
Stadium Ventures Inc.	Michigan
Thrive Enterprises LLC	Michigan
Spartan Partners Corporation	Michigan
Spartan Partners Holdings, LLC	Michigan
Spartan Partners Services LLC	Michigan

Subsidiary	State or Other Jurisdiction of Incorporation or Organization
Spartan Partners Properties LLC	Michigan
Spartan Partners Licensing LLC	Michigan
Mayde US LLC	Michigan
TerrAscend NJ LLC	New Jersey
TER NJ Dispensing 1, LLC	New Jersey
Apothecarium Dispensing LLC	New Jersey
Ohio Dispensing 1, LLC	Ohio
Ilera Healthcare LLC	Pennsylvania
Ilera Dispensing LLC	Pennsylvania
Ilera Security LLC	Pennsylvania
235 Main Street Mercersburg LLC	Pennsylvania
Ilera InvestCo I, LLC	Pennsylvania
Ilera Dispensing 2 LLC	Pennsylvania
Ilera Dispensing 3 LLC	Pennsylvania
GuadCo LLC	Pennsylvania
KCR Holdings LLC	Pennsylvania
TER Dispensing PA 1, LLC	Pennsylvania